Exhibit 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP

Re: Ford Motor Credit Company Registration Statement
Nos. 333-91953, 333-92595, 333-45015, 333-50090, 333-75234 and 333-86832 on Form S-3

      We hereby consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statements of our report dated January 17, 2003 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appears in this Form 10-K.

/s/PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan

March 17, 2003

23-1